Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 11, 2026 relating to the consolidated financial statements of PG&E Corporation and the effectiveness of PG&E Corporation's internal control over financial reporting, appearing in the Annual Report on Form 10-K of PG&E Corporation for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

San Francisco, California

July 21, 2026